                                                              EXHIBIT (8)(h)(ii)

                                 FIRST AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
       THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK,
                    AMERICAN GENERAL SECURITIES INCORPORATED,
                        SAFECO RESOURCE SERIES TRUST, AND
                             SAFECO SECURITIES, INC.


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (Amendment") dated as of _________________, amends the Participation Agreement dated as of August 23, 1999 (the "Agreement") among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (AUSL") on its own behalf and on behalf of each separate account of USL (each a "Separate Account") set forth on Schedule A of the
                                                        ----------
Agreement attached hereto and incorporated herein (as same may be amended from time to time) ("Schedule A"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"),
                ----------
SAFECO RESOURCE SERIES TRUST (the "Fund") and SAFECO SECURITIES, INC. (the "Distributor"), (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                WITNESSETH THAT:

WHEREAS, the Parties desire to amend the Agreement to add to Schedule A of the Agreement the ontracts of the Company relating to the Company's Platinum Investor Survivor Flexible Premium Life Insurance Policies ("Platinum Investor Survivor Policies");

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. The Agreement shall be amended to add the Platinum Investor Survivor Policies to Schedule A in the form attached hereto and incorporated herein.
      ----------

2. Except as amended hereby, the Agreement and all subsequent Amendments to the Agreement dated as of August 23, 1999 are hereby ratified in all respects.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended
                                                  ----------
from time to time.

     By:____________________________


AMERICAN GENERAL SECURITIES INCORPORATED

     By:____________________________


SAFECO RESOURCE SERIES TRUST

     By:____________________________


SAFECO SECURITIES, INC.

     By:____________________________

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                                   SCHEDULE A
                                   ----------

                         SEPARATE ACCOUNTS AND POLICIES
                         ------------------------------
                           (As of __________________)



Name of Separate Accounts and             Registration Numbers and Names of
Date Established by Board of Directors    Policies Funded by Separate Accounts
--------------------------------------    ------------------------------------

                                          Registration Nos.    Name of Contract
                                          -----------------    ----------------
                                          (if available)
                                          --------------
1.  The United States Life Insurance      333-79471            Platinum Investor
    Company in the City of New York       811-09359            Variable Life
    Separate Account USL VL-R                                  Insurance Policy
    Established: August 8, 1997                                Contract Form
                                                               97600N)

                                          333-57026            Platinum Investor Survivor
                                          811-08561            Flexible Premium
                                                               Life Insurance Policy
                                                               (Contract Form No. 99206N)